UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
April 19, 2013 (April 17, 2013)

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW, Suite 300 Duluth, GA	30097

(Address of principal executive offices)	(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 17, 2013, the Company held its Annual Meeting. The matters upon which the stockholders voted were:

(i) the election of three Class II directors to serve until the 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

(ii) the advisory approval of the Company’s executive compensation; and

(iii) the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2013.

The three nominees were elected, and the Company's executive compensation, and the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013, were each approved.

The voting results were as follows:

(1) The election of directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas C. DeLoach, Jr.	28,613,297	83,839	920,993
Michael S. Kearney	27,095,187	1,601,949	920,993
Philip F. Maritz	27,815,657	881,479	920,993

(2) The advisory approval of Company's executive compensation:

For	28,595,719
Against	95,421
Abstain	5,996
Broker Non-Votes	920,993

(3) The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013:

For	29,578,567
Against	28,618
Abstain	10,944
Broker Non-Votes	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: April 19, 2013	By:	/s/ George A. Villasana
	Name:	George A. Villasana
	Title:	Vice President & General Counsel